EXHIBIT (8)(a)(1)
Amendment No. 1 to Participation Agreement (AIM Equity Funds)

AMENDMENT TO PARTICIPATION AGREEMENT
AMONG
ML LIFE INSURANCE COMPANY OF NEW YORK,
AIM EQUITY FUNDS
AND
AIM DISTRIBUTORS, INC.
     THIS AMENDMENT to the Participation Agreement between ML Life Insurance Company of New York (the “Company”) and AIM Equity Funds (the “Fund”) and AIM Distributors, Inc. (“Distributor”) effective October 11, 2002 (the “Agreement”), is dated as of the 1st day of January, 2006.
WITNESSETH:
     WHEREAS, the Company, the Fund and Distributor have entered into the Agreement regarding certain services to be provided by the Company as described within the Agreement; and
     WHEREAS, the Company, the Fund and Distributor desire to amend the Agreement to remove the Fund as a party.
     NOW THEREFORE, in consideration of the above premises, the Company, the Fund and Distributor hereby agree as follows:
1. Restating the first paragraph of the Agreement, in its entirety, as follows:
     THIS AGREEMENT, dated as of the 11th day of October, 2002 by and among ML Life Insurance Company of New York (the “Company”), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (herein referred to individually and collectively as the “Account”) and AIM Distributors, Inc. (the “Underwriter”).
2. All references within the Agreement to the “Fund” shall mean those funds listed on Schedule B of the Agreement as may be amended from time to time.
3. Schedule B to this Agreement is amended and restated in its entirety and is replaced by Schedule B attached hereto.
     IN WITNESS WHEREOF, the Company, the Fund and Distributor have caused this amendment to be executed by their duly authorized officers effective as of the day and year first above written.

AIM DISTRIBUTORS, INC.		ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Gene L. Needles	By:	/s/ Kirsty Lieberman

	Name: Gene L. Needles		Name: Kirsty Lieberman
	Title: President & CEO		Title: Vice President & Senior Counsel
Date:	3-17-06	Date:	3-24-06

AIM EQUITY FUNDS

By:	/s/ Phil Ferguson

Name: Phil Ferguson
Title: Chief Investment Officer
Date:	3-23-06

Schedule B
Designated Portfolios and Class

AIM Equity Funds — AIM Constellation Fund	Class A

AIM Charter Fund*	Class A

AIM Family of Funds	Class A

AIM Growth Series — Basic Value Fund	Class A

AIM Growth Series — Mid Cap Core Equity Fund	Class A

*	replaced AIM Premier Equity Fund effective March 27, 2006
As of March 4, 2005